Exhibit 99(c)(6)

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Project Oak Tree

Potential Buyers Contact Summary

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Champions of Growth

January 11, 2005

Potential Buyers Contact Summary

Strategic Buyers Contact Summary – Tier I

Made	Sent	NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

ACCESS	x	Will hear back later this month.
Alcatel	x	x	Sent Teaser. Waiting to hear back from technology team.
F5 Networks	x	Sent e-mail; waiting to hear back.
LogicaCMG	x	Initiated contact. Waiting to hear back.
Siemens	Hold off for now.
Telcordia Technologies	Internally focused in the short term.

Total	6	4	1	0	0	0

Declined

Made	Sent	NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

Comverse	x	x	x	Familiar with Oak Tree; focused on integrating Kenan acquisition; “Not the right time”.
Intellisync	x	x	x	Getting acquired by Nokia.
Lucent	x	x	x	Sector is generally of interest but prefer organic and other “viable” opportunities.
Motorola	x	x	x	Not interested; sector is of interest but “not the right time”.
Openwave	x	x	Declined; Pursuing organic initiatives.
Nortel	x	x	x	Declined; TWP to follow-up up to get more color.

Total	6	6	5	6	0	0

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Potential Buyers Contact Summary

Financial Buyers Contact Summary – Tier I

		Made	Sent		NDA	Mgmt.
Names to Contact		Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

Austin Ventures		x	x		x	x	Requested additional information on projections / Capex.

Total	1	1	1	0	1	1

Declined

Made	Sent	NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

Accel/KKR	x	x	x	Lack of scale; negative cash flow; might need additional investment.
Battery Ventures	x	x	x	Declined; Lack of scale.
Francisco Partners	x	x	Declined; lack of scale.
Garnett & Helfrich Capital	x	x	x	Declined; Busy integrating Ingres.
Golden Gate Capital	x	x	x	Declined; TWP to get more color.
Shah Capital	x	x	x	Subscale / negative cash flows / uncomfortable with using Oak Tree as a platform, given assumption that they’d likely need to complement with additional acquisitions.
The Gores Group	x	x	x	x	x	Declined; Lack of scale.
Vector Capital	x	x	x	Expressed concerns about scale (min. $40M run rate).

Total	8	8	7	8	1	1

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Potential Tier II Partners

Strategic Buyers

Made	Sent	NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

Cisco Systems	x	Initiated contact.
MetaSolv Software	x	x	Initiated contact; Sent teaser.
Redknee	Barry Reiter to contact Chairman of Board (John Philips).
Sybase	x	Initiated contact.
VeriSign	x	Will schedule time to discuss in greater detail.

Total	5	4	1	0	0	0

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